Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (No. 333-270702) of our report dated May 1, 2023, except for (1) the effects of the adjustments to retrospectively apply the change in presentation for the Reverse Split described in Notes 13 and 21, as to which the date is July 7, 2023, and (2) the effects of the adjustments to retrospectively apply the change in presentation for the Stock Split described in Notes 13 and 21, as to which the date is January 22, 2024, with respect to our audit of the consolidated financial statements of Oranco, Inc. as of and for the 2 years ended June 30, 2022 and 2021.

We hereby also consent to the inclusion in this Registration Statement on Form S-1 (No. 333-270702) of our report dated January 22, 2024 with respect to our audit of the consolidated financial statements of Oranco, Inc. as of and for the year ended June 30, 2023.

We further consent to the reference of PKF Littlejohn LLP as an independent registered public accounting firm under the heading ‘Experts’ in this Registration Statement.

/s/ PKF Littlejohn LLP

London, United Kingdom

April 12, 2024